COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION,
$1.59 PER SHARE
First Quarter 2018 Adjusted Net Income of $271 Million, $1.54 Per Share
Rate Increases to Date Expected to Add $205 Million to $215 Million to 2018 Net Interest Income1
Prudent Pricing as Interest Rates Rise, Expense Control and Strong Credit Quality Help Drive Return on Common Shareholders' Equity to 14 Percent
DALLAS/April 17, 2018 -- Comerica Incorporated (NYSE:CMA) today reported first quarter earnings of $281 million, or $1.59 per share. Adjusted net income was $271 million or $1.54 per share, after excluding restructuring charges, tax benefits from employee stock transactions and a small deferred tax adjustment.
“Our relationship banking strategy is serving us well. It is helping us prudently manage loan and deposit pricing as interest rates have increased, as well as maintain strong credit metrics. This has resulted in a significant increase in our returns and helped drive our efficiency ratio to 56 percent,” said Ralph W. Babb, Jr., chairman and chief executive officer. “Our pipeline is strong, and we expect loan growth to return with typical seasonality in the second quarter. We believe the continued achievement of our GEAR Up initiatives will assist us in growing revenue and controlling expenses. We remain well positioned to benefit from additional rate increases, favorable changes in regulation and economic growth.”

(dollar amounts in millions, except per share data)	1st Qtr '18	4th Qtr '17	1st Qtr '17
Net interest income	$549	$545	$470
Provision for credit losses	12	17	16
Noninterest income	244	285	271
Noninterest expenses	446	483	457
Pre-tax income	335	330	268
Provision for income taxes	54	218	66
Net income	$281	$112	$202

Diluted income per common share	1.59	0.63	1.11
Net interest margin	3.41%	3.27%	2.85%
Efficiency ratio (a)	56.33	58.14	61.71
Common equity Tier 1 capital ratio (b)	11.96	11.68	11.55
Common equity ratio	11.06	11.13	10.87

(a)	Noninterest expenses as a percentage of net interest income and noninterest income excluding net securities gains (losses).

(b)	March 31, 2018 ratio is estimated.

The following table reconciles items presented on an adjusted basis to facilitate trend analysis.

(dollar amounts in millions, except per share data)	1st Qtr '18	4th Qtr '17	1st Qtr '17
Earnings per share	$1.59	$0.63	$1.11
Restructuring charges, net of tax	0.07	0.04	0.04
Deferred tax adjustment	(0.01)	0.61	—
One-time employee bonus, net of tax	—	0.02	—
Tax benefits from employee stock transactions	(0.11)	(0.02)	(0.13)
Adjusted earnings per share (a)	$1.54	$1.28	$1.02
-Table continues on next page-

1 Full-year 2018 benefit to net interest income over full-year 2017 resulting from the 2017 and first quarter 2018 rate increases. Estimated based on simulation modeling analysis. Refer to page F-29 of Comerica's 2017 Annual Report for further information.

COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION

(dollar amounts in millions, except per share data)	1st Qtr '18	4th Qtr '17	1st Qtr '17
Net income	$281	$112	$202
Restructuring charges, net of tax	12	8	7
Deferred tax adjustment	(3)	107	—
One-time employee bonus, net of tax	—	3	—
Tax benefits from employee stock transactions	(19)	(4)	(24)
Adjusted net income (a)	$271	$226	$185

Noninterest income	$244	$285	$271
Proforma effect of adopting new accounting standard (b)	—	(34)	(26)
Adjusted noninterest income (a)	$244	$251	$245

Noninterest expenses	$446	$483	$457
Proforma effect of adopting new accounting standard (b)	—	(34)	(26)
Restructuring charges	(16)	(13)	(11)
One-time employee bonus	—	(5)	—
Adjusted noninterest expenses (a)	$430	$431	$420

Return on Average Assets (ROA)	1.62%	0.62%	1.14%
Adjusted ROA (a)	1.56	1.26	1.05
Return on Average Common Shareholders' Equity (ROE)	14.37	5.58	10.42
Adjusted ROE (a)	13.85	11.24	9.56
Efficiency ratio	56.33	58.14	61.71
Adjusted efficiency ratio (a)	54.32	54.23	58.79

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)
Adoption of new accounting standard for revenue recognition (Topic 606 - Revenue from Contracts with Customers), effective January 1, 2018, resulted in a change in presentation which records certain costs in the same category as the associated revenues. The effect of this change was to reduce both noninterest income and noninterest expenses by $35 million in the first quarter 2018.

First Quarter 2018 Compared to Fourth Quarter 2017
Average total loans decreased $512 million to $48.4 billion.

•	Largely attributed to a seasonal decrease in Mortgage Banker Finance and a decrease in Corporate Banking, partially offset by an increase in National Dealer Services.

•	Period end loans unchanged at $49.2 billion.
Average total deposits decreased $1.6 billion to $56.1 billion.

•	Driven by a $1.9 billion seasonal decrease in noninterest-bearing deposits.

•	Primarily reflected seasonal decreases in general Middle Market (driven by a decrease in Municipalities), Corporate Banking and Commercial Real Estate.

•	Period end deposits decreased $268 million to $57.6 billion.
Net interest income increased $4 million to $549 million.

•	Reflected the net benefit from increases in short-term rates, partially offset by two fewer days in the first quarter 2018.
Provision for credit losses decreased $5 million to $12 million, reflecting improvements in credit quality of the portfolio.

•	Net credit-related charge-offs remained low at 0.23 percent of average loans.

•	The allowance for loan losses was $698 million, or 1.42 percent of total loans.

•	Total criticized loans declined $111 million, including a $76 million decrease in nonperforming loans.
Adjusted noninterest income (see table above) decreased $7 million.

•	Primarily reflected a $4 million decrease in commercial lending fees, mostly due to a decrease in syndication fees, as well as smaller decreases in other categories.

COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION

Adjusted noninterest expenses (see table above) decreased $1 million.

•
Mostly due to decreases of $4 million in outside processing expense, adjusted for the impact of adoption of the new revenue accounting standard, and $3 million in advertising expense, as well as a business tax refund of $5 million, partially offset by a $7 million seasonal increase in salaries and benefits expense.

•
Pension costs pertaining to actuarial estimates, other than employee service costs, have been reclassified out of salaries and benefits expense to other noninterest expenses due to the adoption of a new retirement benefits accounting standard.

Provision for income taxes decreased $164 million to $54 million.

•
Related to the decrease in the statutory tax rate in the first quarter of 2018 and the $107 million charge to adjust deferred taxes in the fourth quarter of 2017, both resulting from the Tax Cuts and Jobs Act.

•	Additionally impacted by a $15 million increase in tax benefits from employee stock transactions.
Capital position remained solid at March 31, 2018.

•	Returned a total of $201 million to shareholders, including dividends and the repurchase of $149 million of common stock (1.6 million shares) under the equity repurchase program.
First Quarter 2018 Compared to First Quarter 2017
Prudent management of loan and deposit pricing and successful execution of GEAR Up initiatives resulted in an increase in pretax income of 25 percent.
Average total loans increased $521 million.

•	Excluding a $272 million decline in Energy, average loans increased $793 million, reflecting increases in National Dealer Services and Technology and Life Sciences.
Average total deposits decreased $1.7 billion.

•	Due to decreases of $1.1 billion in interest-bearing deposits and $590 million in noninterest-bearing deposits.

•	Primarily reflected decreases in general Middle Market (driven by a decrease in Municipalities), Corporate Banking and Commercial Real Estate.
Net interest income increased $79 million.

•	Driven by the net benefit from higher short-term rates.
Provision for credit losses decreased $4 million.

•	Total criticized loans declined $516 million.

•	Net credit-related charge-offs improved to 0.23 percent of average loans, compared to 0.28 percent of average loans.
Adjusted noninterest income (see table above) decreased $1 million.

•
Largely reflected a $3 million decrease in service charges on deposit accounts and smaller decreases in various other accounts, partially offset by increases of $7 million in card fees, adjusted for the impact of adoption of the new revenue accounting standard, and $3 million in fiduciary income.

Adjusted noninterest expense (see table above) increased $10 million.

•	Reflected an increase of $10 million in salaries and benefits expense, primarily driven by an increase of $6 million in stock compensation.
Provision for income taxes decreased $12 million.

•	Due to the decrease in the statutory tax rate in the first quarter of 2018, partially offset by an increase in pretax income and a $5 million decrease in tax benefits from employee stock transactions.

COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION

Net Interest Income

(dollar amounts in millions)	1st Qtr '18	4th Qtr '17	1st Qtr '17
Net interest income	$549	$545	$470

Net interest margin	3.41%	3.27%	2.85%

Selected average balances:
Total earning assets	$65,012	$66,167	$66,648
Total loans	48,421	48,933	47,900
Total investment securities	11,911	12,155	12,198
Federal Reserve Bank deposits	4,315	4,771	6,249

Total deposits	56,090	57,641	57,779
Total noninterest-bearing deposits	29,869	31,780	30,459
Medium- and long-term debt	5,192	4,631	5,157
Net interest income increased $4 million to $549 million in the first quarter 2018, compared to the fourth quarter 2017.

•
Interest on loans increased $11 million, primarily reflecting the benefit from higher short-term rates (+$32 million), partially offset by two less days in the quarter (-$10 million), a decrease in average loan balances (-$5 million), other loan dynamics driven by a decrease in loan fees (-$4 million) and the impact of lower interest recoveries (-$2 million).

•	Interest on short-term investments increased $1 million, reflecting the increases in the Federal Funds rate and decreases in average balances.

•	Interest expense on deposits increased $3 million, primarily due to a deliberate and strategic approach to pricing.

•	Interest expense on debt increased $5 million, primarily due to higher short-term rates and an increase in average borrowings.

The net interest margin increased 14 basis points to 3.41 percent compared to the fourth quarter 2017, reflecting:

•	The loan benefit from higher short-term rates (+20 basis points), partially offset by the impact of lower interest recoveries (-1 basis point) and other loan dynamics (-2 basis points).

•	The benefit from a higher yield on short-term investments and a decrease in lower-yielding deposits with the Federal Reserve Bank (+3 basis points).

•	Higher costs on deposits (-3 basis points) and debt (-3 basis points).

The net benefit from higher rates was $27 million or 17 basis points.

COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION

Credit Quality
“Positive credit migration continued in the first quarter as criticized and nonaccrual loans decreased again,” said Babb. “We are not seeing any concerning trends, yet remain vigilant. While credit quality remains strong, we are maintaining a conservative stance regarding trade, economic and market conditions.”

(dollar amounts in millions)	1st Qtr '18	4th Qtr '17	1st Qtr '17
Credit-related charge-offs	$37	$29	$44
Recoveries	9	13	11
Net credit-related charge-offs	28	16	33
Net credit-related charge-offs/Average total loans	0.23%	0.13%	0.28%

Provision for credit losses	$12	$17	$16

Nonperforming loans	334	410	529
Nonperforming assets (NPAs)	339	415	545
NPAs/Total loans and foreclosed property	0.69%	0.84%	1.13%

Loans past due 90 days or more and still accruing	$36	$35	$26

Allowance for loan losses	698	712	708
Allowance for credit losses on lending-related commitments (a)	40	42	46
Total allowance for credit losses	738	754	754

Allowance for loan losses/Period-end total loans	1.42%	1.45%	1.47%
Allowance for loan losses/Nonperforming loans	209	173	134

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	The allowance for loan losses decreased to $698 million at March 31, 2018, or 1.42 percent of total loans, reflecting improvements in credit quality of the portfolio.

•
Criticized loans decreased $111 million to $2.1 billion at March 31, 2018, compared to $2.2 billion at December 31, 2017, including a $40 million decrease in Energy. Criticized loans as a percentage of total loans were 4.3 percent at March 31, 2018, compared to 4.5 percent at December 31, 2017. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•
Nonperforming loans decreased $76 million to $334 million at March 31, 2018, compared to $410 million at December 31, 2017. Nonperforming loans as a percentage of total loans decreased to 0.68 percent at March 31, 2018, compared to 0.83 percent at December 31, 2017.

•	Net charge-offs in the first quarter 2018 were $28 million with no net charge-offs in Energy.
Full-Year 2018 Outlook
For full-year 2018 compared to full-year 2017, management expects the following, assuming a continuation of the current economic and rate environment as well as approximately $270 million of benefits from the GEAR Up initiative:

•
Growth in average loans in line with real Gross Domestic Product (GDP), reflecting increases in most lines of business, led by general Middle Market, Technology and Life Sciences, National Dealer Services and Mortgage Banker Finance, while remaining stable in Energy and Corporate Banking.

•	Net interest income higher, reflecting rate increases and loan growth.

◦	Full-year benefits from the 2017 and first quarter 2018 rate increases of $205 million to $215 million.

◦	Elevated interest recoveries of $28 million in 2017 not expected to repeat in 2018.

•	Provision for credit losses of 15 to 25 basis points and net charge-offs to remain low, with continued solid performance of the overall portfolio.

•
Noninterest income higher by 4 percent (compared to full-year 2017 excluding the impact of accounting changes of $120 million and deferred compensation of $8 million) benefiting from the continued execution of GEAR Up opportunities helping to drive growth in treasury management income, card fees, brokerage fees and fiduciary income.

•
Noninterest expenses higher by 1 percent (compared to full-year 2017 excluding the impact of accounting changes of $120 million and restructuring of $45 million) reflecting an additional $50 million benefit from the GEAR Up initiative.

◦Restructuring charges of $47 million to $57 million.

◦	Continued higher technology expenditures and typical inflationary pressures.

◦	Efficiency ratio to continue to improve.

•	Income tax expense to be approximately 23 percent of pre-tax income, excluding any further tax impact from employee stock transactions.
Second Quarter 2018 Outlook
In addition to the 2018 outlook, management expects the following for second quarter 2018 compared to first quarter 2018:

•	Growth in average loans due to seasonal increases, particularly in Mortgage Banker Finance.

•	Net interest income higher, reflecting the full quarter impact from the first quarter 2018 rate increase and the return of loan growth.

•	Provision for credit losses higher.

•	Noninterest expenses modestly lower, primarily due to lower compensation expense.

COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at March 31, 2018. A discussion of business segment and geographic market year-to-date results will be included in Comerica's First Quarter 2018 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2018 financial results at 7 a.m. CT Tuesday, April 17, 2018. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 22791268). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

COMERICA REPORTS FIRST QUARTER 2018 NET INCOME OF $281 MILLION

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the effects of recent tax reform and potential legislative, administrative or judicial changes or interpretations related to these and other tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2017. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2018	2017	2017
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.59	$0.63	$1.11
Cash dividends declared	0.30	0.30	0.23

Average diluted shares (in thousands)	175,097	175,818	180,353
KEY RATIOS
Return on average common shareholders' equity	14.37%	5.58%	10.42%
Return on average assets	1.62	0.62	1.14
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.96	11.68	11.55
Total risk-based capital ratio (a)	14.10	13.84	13.72
Leverage ratio (a)	11.23	10.89	10.67
Common equity ratio	11.06	11.13	10.87
Tangible common equity ratio (b)	10.26	10.32	10.07
AVERAGE BALANCES
Commercial loans	$30,145	$30,719	$29,694
Real estate construction loans	3,067	3,031	2,958
Commercial mortgage loans	9,217	9,054	8,977
Lease financing	464	470	570
International loans	996	1,122	1,210
Residential mortgage loans	2,011	2,014	1,963
Consumer loans	2,521	2,523	2,528
Total loans	48,421	48,933	47,900

Earning assets	65,012	66,167	66,648
Total assets	70,326	71,398	71,819

Noninterest-bearing deposits	29,869	31,780	30,459
Interest-bearing deposits	26,221	25,861	27,320
Total deposits	56,090	57,641	57,779

Common shareholders' equity	7,927	7,987	7,865
NET INTEREST INCOME
Net interest income	$549	$545	$470
Net interest margin	3.41%	3.27%	2.85%
CREDIT QUALITY
Total nonperforming assets	$339	$415	$545

Loans past due 90 days or more and still accruing	36	35	26

Net credit-related charge-offs	28	16	33

Allowance for loan losses	698	712	708
Allowance for credit losses on lending-related commitments	40	42	46
Total allowance for credit losses	738	754	754

Allowance for loan losses as a percentage of total loans	1.42%	1.45%	1.47%
Net credit-related charge-offs as a percentage of average total loans	0.23	0.13	0.28
Nonperforming assets as a percentage of total loans and foreclosed property	0.69	0.84	1.13
Allowance for loan losses as a percentage of total nonperforming loans	209	173	134

(a)	March 31, 2018 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2018	2017	2017
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,173	$1,438	$1,176

Interest-bearing deposits with banks	5,663	4,407	7,143
Other short-term investments	133	96	92

Investment securities available-for-sale	11,971	10,938	10,830
Investment securities held-to-maturity	—	1,266	1,508

Commercial loans	30,909	31,060	30,215
Real estate construction loans	3,114	2,961	2,930
Commercial mortgage loans	9,272	9,159	9,021
Lease financing	464	468	550
International loans	964	983	1,106
Residential mortgage loans	2,003	1,988	1,944
Consumer loans	2,514	2,554	2,537
Total loans	49,240	49,173	48,303
Less allowance for loan losses	(698)	(712)	(708)
Net loans	48,542	48,461	47,595

Premises and equipment	468	466	488
Accrued income and other assets	4,385	4,495	4,144
Total assets	$72,335	$71,567	$72,976

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$30,961	$32,071	$31,892

Money market and interest-bearing checking deposits	22,355	21,500	22,177
Savings deposits	2,233	2,152	2,138
Customer certificates of deposit	2,071	2,165	2,597
Foreign office time deposits	15	15	59
Total interest-bearing deposits	26,674	25,832	26,971
Total deposits	57,635	57,903	58,863

Short-term borrowings	48	10	41
Accrued expenses and other liabilities	1,058	1,069	989
Medium- and long-term debt	5,594	4,622	5,153
Total liabilities	64,335	63,604	65,046

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,134	2,122	2,106
Accumulated other comprehensive loss	(553)	(451)	(379)
Retained earnings	8,110	7,887	7,431
Less cost of common stock in treasury - 55,690,402 shares at 3/31/18, 55,306,483 shares at 12/31/17, and 50,732,795 shares at 3/31/17	(2,832)	(2,736)	(2,369)
Total shareholders' equity	8,000	7,963	7,930
Total liabilities and shareholders' equity	$72,335	$71,567	$72,976

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2018
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2017		First Quarter 2017
(in millions, except per share data)	2018	2017	2017	2017	2017	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$509	$498	$500	$453	$421	$11	2%	$88	21%
Interest on investment securities	64	64	63	62	61	—	—	3	3
Interest on short-term investments	17	16	16	14	14	1	6	3	31
Total interest income	590	578	579	529	496	12	2	94	19
INTEREST EXPENSE
Interest on deposits	16	13	11	9	9	3	31	7	72
Interest on short-term borrowings	—	—	3	—	—	—	—	—	—
Interest on medium- and long-term debt	25	20	19	20	17	5	28	8	51
Total interest expense	41	33	33	29	26	8	28	15	59
Net interest income	549	545	546	500	470	4	1	79	17
Provision for credit losses	12	17	24	17	16	(5)	(29)	(4)	(23)
Net interest income after provision for credit losses	537	528	522	483	454	9	2	83	18
NONINTEREST INCOME
Card fees	59	91	85	80	77	(32)	(35)	(18)	(23)
Service charges on deposit accounts	54	55	57	57	58	(1)	(3)	(4)	(6)
Fiduciary income	52	50	48	51	49	2	4	3	5
Commercial lending fees	18	22	21	22	20	(4)	(18)	(2)	(10)
Letter of credit fees	10	11	11	11	12	(1)	(1)	(2)	(14)
Bank-owned life insurance	9	12	12	9	10	(3)	(22)	(1)	(9)
Foreign exchange income	12	12	11	11	11	—	—	1	7
Brokerage fees	7	6	6	6	5	1	16	2	27
Net securities losses	—	—	(1)	(2)	—	—	—	—	—
Other noninterest income	23	26	25	31	29	(3)	(15)	(6)	(22)
Total noninterest income	244	285	275	276	271	(41)	(14)	(27)	(10)
NONINTEREST EXPENSES
Salaries and benefits expense	255	248	237	231	245	7	3	10	4
Outside processing fee expense	61	99	92	88	87	(38)	(38)	(26)	(30)
Net occupancy expense	38	40	38	38	38	(2)	(6)	—	—
Equipment expense	11	11	12	11	11	—	—	—	—
Restructuring charges	16	13	7	14	11	3	31	5	47
Software expense	31	31	35	31	29	—	—	2	8
FDIC insurance expense	13	13	13	12	13	—	—	—	—
Advertising expense	6	9	8	7	4	(3)	(30)	2	46
Litigation-related expense	—	—	—	—	(2)	—	—	2	n/m
Other noninterest expenses	15	19	21	25	21	(4)	(26)	(6)	(26)
Total noninterest expenses	446	483	463	457	457	(37)	(8)	(11)	(2)
Income before income taxes	335	330	334	302	268	5	1	67	25
Provision for income taxes	54	218	108	99	66	(164)	(75)	(12)	(19)
NET INCOME	281	112	226	203	202	169	150	79	39
Less income allocated to participating securities	2	—	2	1	2	2	n/m	—	—
Net income attributable to common shares	$279	$112	$224	$202	$200	$167	150%	$79	39%
Earnings per common share:
Basic	$1.62	$0.65	$1.29	$1.15	$1.15	$0.97	149%	$0.47	41%
Diluted	1.59	0.63	1.26	1.13	1.11	0.96	152	0.48	43

Comprehensive income	178	107	228	221	206	71	67	(28)	(13)

Cash dividends declared on common stock	52	52	53	46	42	—	—	10	26
Cash dividends declared per common share	0.30	0.30	0.30	0.26	0.23	—	—	0.07	30
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2018	2017
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$712	$712	$705	$708	$730

Loan charge-offs:
Commercial	36	26	35	34	38
Commercial mortgage	—	1	—	1	1
Lease financing	—	—	1	—	—
International	—	1	—	2	3
Consumer	1	1	1	2	2
Total loan charge-offs	37	29	37	39	44

Recoveries on loans previously charged-off:
Commercial	8	7	6	17	7
Real estate construction	—	—	1	—	—
Commercial mortgage	—	2	2	3	2
International	—	2	1	—	—
Residential mortgage	—	1	—	—	—
Consumer	1	1	2	1	2
Total recoveries	9	13	12	21	11
Net loan charge-offs	28	16	25	18	33
Provision for loan losses	14	16	31	15	11
Foreign currency translation adjustment	—	—	1	—	—
Balance at end of period	$698	$712	$712	$705	$708

Allowance for loan losses as a percentage of total loans	1.42%	1.45%	1.45%	1.43%	1.47%

Net loan charge-offs as a percentage of average total loans	0.23	0.13	0.21	0.15	0.28

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2018	2017
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$42	$41	$48	$46	$41
Add: Provision for credit losses on lending-related commitments	(2)	1	(7)	2	5
Balance at end of period	$40	$42	$41	$48	$46

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2018	2017
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$242	$309	$345	$379	$400
Commercial mortgage	29	31	35	41	41
Lease financing	3	4	8	8	6
International	4	6	6	6	8
Total nonaccrual business loans	278	350	394	434	455
Retail loans:
Residential mortgage	29	31	28	36	39
Consumer:
Home equity	19	21	22	23	26
Other consumer	—	—	—	—	1
Total consumer	19	21	22	23	27
Total nonaccrual retail loans	48	52	50	59	66
Total nonaccrual loans	326	402	444	493	521
Reduced-rate loans	8	8	8	8	8
Total nonperforming loans	334	410	452	501	529
Foreclosed property	5	5	6	18	16
Total nonperforming assets	$339	$415	$458	$519	$545

Nonperforming loans as a percentage of total loans	0.68%	0.83%	0.92%	1.01%	1.10%
Nonperforming assets as a percentage of total loans and foreclosed property	0.69	0.84	0.93	1.05	1.13
Allowance for loan losses as a percentage of total nonperforming loans	209	173	157	141	134
Loans past due 90 days or more and still accruing	$36	$35	$12	$30	$26

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$402	$444	$493	$521	$582
Loans transferred to nonaccrual (a)	71	73	66	54	104
Nonaccrual business loan gross charge-offs (b)	(36)	(28)	(36)	(37)	(42)
Loans transferred to accrual status (a)	(3)	—	—	—	—
Nonaccrual business loans sold (c)	(10)	(22)	(10)	—	(8)
Payments/Other (d)	(98)	(65)	(69)	(45)	(115)
Nonaccrual loans at end of period	$326	$402	$444	$493	$521
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$36	$28	$36	$37	$42
Consumer and residential mortgage loans	1	1	1	2	2
Total gross loan charge-offs	$37	$29	$37	$39	$44
(c) Analysis of loans sold:
Nonaccrual business loans	$10	$22	$10	$—	$8
Performing criticized loans	8	12	—	—	—
Total criticized loans sold	$18	$34	$10	$—	$8
(d) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$30,145	$315	4.24%	$30,719	$311	4.02%	$29,694	$256	3.50%
Real estate construction loans	3,067	36	4.74	3,031	34	4.44	2,958	28	3.82
Commercial mortgage loans	9,217	98	4.32	9,054	93	4.08	8,977	83	3.73
Lease financing	464	5	4.22	470	4	3.38	570	5	3.29
International loans	996	11	4.60	1,122	12	4.41	1,210	11	3.77
Residential mortgage loans	2,011	18	3.67	2,014	19	3.66	1,963	17	3.57
Consumer loans	2,521	26	4.13	2,523	25	3.92	2,528	21	3.42
Total loans	48,421	509	4.26	48,933	498	4.04	47,900	421	3.56

Mortgage-backed securities	9,168	52	2.21	9,315	52	2.19	9,306	50	2.14
Other investment securities	2,743	12	1.72	2,840	12	1.69	2,892	11	1.59
Total investment securities	11,911	64	2.09	12,155	64	2.07	12,198	61	2.01

Interest-bearing deposits with banks	4,548	17	1.55	4,987	16	1.30	6,458	14	0.83
Other short-term investments	132	—	0.60	92	—	0.58	92	—	0.67
Total earning assets	65,012	590	3.66	66,167	578	3.46	66,648	496	3.01

Cash and due from banks	1,261			1,274			1,180
Allowance for loan losses	(718)			(726)			(741)
Accrued income and other assets	4,771			4,683			4,732
Total assets	$70,326			$71,398			$71,819

Money market and interest-bearing checking deposits	$21,891	14	0.26	$21,402	10	0.19	$22,477	7	0.12
Savings deposits	2,177	—	0.03	2,152	—	0.02	2,085	—	0.02
Customer certificates of deposit	2,122	2	0.34	2,259	3	0.35	2,715	2	0.38
Foreign office time deposits	31	—	1.14	48	—	0.76	43	—	0.49
Total interest-bearing deposits	26,221	16	0.25	25,861	13	0.19	27,320	9	0.14

Short-term borrowings	35	—	1.47	116	—	1.16	22	—	0.73
Medium- and long-term debt	5,192	25	1.96	4,631	20	1.69	5,157	17	1.30
Total interest-bearing sources	31,448	41	0.53	30,608	33	0.42	32,499	26	0.33

Noninterest-bearing deposits	29,869			31,780			30,459
Accrued expenses and other liabilities	1,082			1,023			996
Total shareholders' equity	7,927			7,987			7,865
Total liabilities and shareholders' equity	$70,326			$71,398			$71,819

Net interest income/rate spread		$549	3.13		$545	3.04		$470	2.68

Impact of net noninterest-bearing sources of funds			0.28			0.23			0.17
Net interest margin (as a percentage of average earning assets)			3.41%			3.27%			2.85%

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2018	2017	2017	2017	2017

Commercial loans:
Floor plan	$4,302	$4,359	$3,960	$4,346	$4,191
Other	26,607	26,701	27,102	27,103	26,024
Total commercial loans	30,909	31,060	31,062	31,449	30,215
Real estate construction loans	3,114	2,961	3,018	2,857	2,930
Commercial mortgage loans	9,272	9,159	8,985	8,974	9,021
Lease financing	464	468	475	472	550
International loans	964	983	1,159	1,145	1,106
Residential mortgage loans	2,003	1,988	1,999	1,976	1,944
Consumer loans:
Home equity	1,763	1,816	1,790	1,796	1,790
Other consumer	751	738	721	739	747
Total consumer loans	2,514	2,554	2,511	2,535	2,537
Total loans	$49,240	$49,173	$49,209	$49,408	$48,303

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	5	6	6	7	7
Other intangibles	2	2	2	2	3

Common equity tier 1 capital (a)	7,912	7,773	7,752	7,705	7,667
Risk-weighted assets (a)	66,157	66,575	67,341	66,928	66,355

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.96%	11.68%	11.51%	11.51%	11.55%
Total risk-based capital ratio (a)	14.10	13.84	13.65	13.66	13.72
Leverage ratio (a)	11.23	10.89	10.87	10.80	10.67
Common equity ratio	11.06	11.13	11.16	11.18	10.87
Tangible common equity ratio (b)	10.26	10.32	10.35	10.37	10.07

Common shareholders' equity per share of common stock	$46.38	$46.07	$46.09	$45.39	$44.69
Tangible common equity per share of common stock (b)	42.66	42.34	42.39	41.73	41.05
Market value per share for the quarter:
High	102.66	88.22	76.76	75.30	75.00
Low	86.02	74.16	64.04	64.75	64.27
Close	95.93	86.81	76.26	73.24	68.58

Quarterly ratios:
Return on average common shareholders' equity	14.37%	5.58%	11.17%	10.26%	10.42%
Return on average assets	1.62	0.62	1.25	1.14	1.14
Efficiency ratio (c)	56.33	58.14	56.33	58.99	61.71

Number of banking centers	438	438	439	439	458

Number of employees - full time equivalent	7,942	7,999	7,974	8,017	8,044

(a)	March 31, 2018 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net securities gains (losses).

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	202	—	202
Other comprehensive income, net of tax	—	—	—	4	—	—	4
Cash dividends declared on common stock ($0.23 per share)	—	—	—	—	(42)	—	(42)
Purchase of common stock	(1.7)	—	—	—	—	(118)	(118)
Net issuance of common stock under employee stock plans	2.3	—	(25)	—	(14)	108	69
Net issuance of common stock for warrants	1.5	—	(24)	—	(44)	68	—
Share-based compensation	—	—	18	—	—	—	18
Other	—	—	(1)	—	—	1	—
BALANCE AT MARCH 31, 2017	177.4	$1,141	$2,106	$(379)	$7,431	$(2,369)	$7,930

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	281	—	281
Other comprehensive loss, net of tax	—	—	—	(103)	—	—	(103)
Cash dividends declared on common stock ($0.30 per share)	—	—	—	—	(52)	—	(52)
Purchase of common stock	(1.7)	—	—	—	—	(159)	(159)
Net issuance of common stock under employee stock plans	1.2	—	(11)	—	(17)	59	31
Net issuance of common stock for warrants	0.1	—	(1)	—	(3)	4	—
Share-based compensation	—	—	24	—	—	—	24
BALANCE AT MARCH 31, 2018	172.5	$1,141	$2,134	$(553)	$8,110	$(2,832)	$8,000

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income	$330	$165	$41	$1	$12		$549
Provision for credit losses	10	4	(4)	—	2		12
Noninterest income	121	42	68	11	2		244
Noninterest expenses	184	177	72	(1)	14		446
Provision (benefit) for income taxes	59	6	10	1	(22)	(a)	54
Net income	$198	$20	$31	$12	$20		$281
Net credit-related charge-offs (recoveries)	$18	$12	$(2)	$—	$—		$28

Selected average balances:
Assets	$38,911	$6,427	$5,373	$13,779	$5,836		$70,326
Loans	37,368	5,807	5,246	—	—		48,421
Deposits	27,314	24,064	3,796	823	93		56,090

Statistical data:
Return on average assets (b)	2.07%	0.33%	2.30%	N/M	N/M		1.62%
Efficiency ratio (c)	40.72	85.03	67.10	N/M	N/M		56.33

	Business	Retail	Wealth
Three Months Ended December 31, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$348	$170	$43	$(25)	$9		$545
Provision for credit losses	20	(3)	(5)	—	5		17
Noninterest income	156	49	64	14	2		285
Noninterest expenses	210	189	73	(1)	12		483
Provision (benefit) for income taxes	98	12	15	(8)	101	(a)	218
Net income (loss)	$176	$21	$24	$(2)	$(107)		$112
Net credit-related charge-offs (recoveries)	$14	$3	$(1)	$—	$—		$16

Selected average balances:
Assets	$39,300	$6,445	$5,352	$13,940	$6,361		$71,398
Loans	37,873	5,835	5,225	—	—		48,933
Deposits	28,717	24,232	4,184	394	114		57,641

Statistical data:
Return on average assets (b)	1.78%	0.33%	1.78%	N/M	N/M		0.62%
Efficiency ratio (c)	41.72	85.86	68.50	N/M	N/M		58.14

	Business	Retail	Wealth
Three Months Ended March 31, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$332	$160	$41	$(71)	$8		$470
Provision for credit losses	10	12	(1)	—	(5)		16
Noninterest income	144	48	64	11	4		271
Noninterest expenses	197	179	70	(1)	12		457
Provision (benefit) for income taxes	92	6	13	(24)	(21)	(a)	66
Net income (loss)	$177	$11	$23	$(35)	$26		$202
Net credit-related charge-offs (recoveries)	$30	$5	$(2)	$—	$—		$33

Selected average balances:
Assets	$38,091	$6,525	$5,406	$13,944	$7,853		$71,819
Loans	36,754	5,895	5,251	—	—		47,900
Deposits	29,648	23,795	3,978	142	216		57,779

Statistical data:
Return on average assets (b)	1.89%	0.18%	1.71%	N/M	N/M		1.14%
Efficiency ratio (c)	41.39	86.01	67.17	N/M	N/M		61.71

(a)
Included tax benefits of $19 million, $4 million and $24 million from employee stock transactions for the first quarter 2018 and fourth and first quarters 2017, respectively. Fourth quarter 2017 also included $107 million charge to adjust deferred taxes as a result of the enactment of the Tax Cut and Jobs Act.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)	Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended March 31, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$169	$180	$109	$78	$13		$549
Provision for credit losses	33	(2)	(13)	(8)	2		12
Noninterest income	73	39	31	88	13		244
Noninterest expenses	144	106	92	91	13		446
Provision (benefit) for income taxes	16	30	14	15	(21)	(a)	54
Net income	$49	$85	$47	$68	$32		$281
Net credit-related charge-offs (recoveries)	$(1)	$13	$5	$11	$—		$28

Selected average balances:
Assets	$13,395	$18,581	$10,373	$8,362	$19,615		$70,326
Loans	12,604	18,347	9,830	7,640	—		48,421
Deposits	21,227	17,091	9,188	7,668	916		56,090

Statistical data:
Return on average assets (b)	0.88%	1.86%	1.85%	3.32%	N/M		1.62%
Efficiency ratio (c)	59.61	48.39	65.63	54.97	N/M		56.33

				Other	Finance
Three Months Ended December 31, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$175	$188	$115	$83	$(16)		$545
Provision for credit losses	6	31	(27)	2	5		17
Noninterest income	81	43	34	111	16		285
Noninterest expenses	150	107	95	120	11		483
Provision for income taxes	36	36	32	21	93	(a)	218
Net income (loss)	$64	$57	$49	$51	$(109)		$112
Net credit-related charge-offs	$1	$5	$10	$—	$—		$16

Selected average balances:
Assets	$13,583	$18,470	$10,305	$8,739	$20,301		$71,398
Loans	12,798	18,236	9,795	8,104	—		48,933
Deposits	21,807	18,222	9,366	7,738	508		57,641

Statistical data:
Return on average assets (b)	1.13%	1.17%	1.85%	2.30%	N/M		0.62%
Efficiency ratio (c)	58.65	46.42	63.58	61.68	N/M		58.14

				Other	Finance
Three Months Ended March 31, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$170	$171	$113	$79	$(63)		$470
Provision for credit losses	(2)	21	(9)	11	(5)		16
Noninterest income	83	41	32	100	15		271
Noninterest expenses	150	96	94	106	11		457
Provision (benefit) for income taxes	37	36	22	16	(45)	(a)	66
Net income (loss)	$68	$59	$38	$46	$(9)		$202
Net credit-related charge-offs (recoveries)	$(3)	$10	$22	$4	$—		$33

Selected average balances:
Assets	$13,254	$17,958	$10,555	$8,255	$21,797		$71,819
Loans	12,586	17,680	10,111	7,523	—		47,900
Deposits	22,150	17,243	10,113	7,915	358		57,779

Statistical data:
Return on average assets (b)	1.20%	1.32%	1.35%	2.13%	N/M		1.14%
Efficiency ratio (c)	59.50	45.25	64.80	59.31	N/M		61.71

(a)
Included tax benefits of $19 million, $4 million and $24 million from employee stock transactions for the first quarter 2018 and fourth and first quarters 2017, respectively. Fourth quarter 2017 also included $107 million charge to adjust deferred taxes as a result of the enactment of the Tax Cut and Jobs Act.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)	Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net securities gains (losses).
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Comerica believes adjusted net income, earnings per share, ROA, ROE, noninterest income, noninterest expenses and efficiency ratio provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Three Months Ended
	March 31,	December 31,	March 31,
(dollar amounts in millions, except per share data)	2018	2017	2017

Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$279	$112	$200
Restructuring charges, net of tax	12	8	7
Deferred tax adjustment	(3)	107	—
One-time employee bonus, net of tax	—	3	—
Tax benefits from employee stock transactions	(19)	(4)	(24)
Adjusted net income attributable to common shareholders	$269	$226	$183
Diluted average common shares (in millions)	175	176	180
Diluted earnings per common share:
Reported	$1.59	$0.63	$1.11
Adjusted	1.54	1.28	1.02

Adjusted Noninterest Income, Noninterest Expenses and Efficiency Ratio:
Noninterest income	$244	$285	$271
Proforma effect of adoption of accounting standard	—	(34)	(26)
Adjusted noninterest income	$244	$251	$245
Noninterest expenses	$446	$483	$457
Proforma effect of adoption of accounting standard	—	(34)	(26)
Restructuring charges	(16)	(13)	(11)
One-time employee bonus	—	(5)	—
Adjusted noninterest expenses	$430	$431	$420
Net interest income	$549	$545	$470
Efficiency ratio:
Reported	56.33%	58.14%	61.71%
Adjusted	54.32	54.23	58.79

Adjusted Net Income, ROA and ROE:
Net income	$281	$112	$202
Restructuring charges, net of tax	12	8	7
Deferred tax adjustment	(3)	107	—
One-time employee bonus, net of tax	—	3	—
Tax benefits from employee stock transactions	(19)	(4)	(24)
Adjusted net income	$271	$226	$185

Average assets	$70,326	$71,398	$71,819
ROA:
Reported	1.62%	0.62%	1.14%
Adjusted	1.56	1.26	1.05

Average common shareholders' equity	$7,927	$7,987	$7,865
ROE:
Reported	14.37%	5.58%	10.42%
Adjusted	13.85	11.24	9.56
Adjusted net income, earnings per share, ROA and ROE remove the after tax effect of restructuring charges, one-time employee bonuses, the charge to adjust deferred taxes resulting from the Tax Cut and Jobs Act and tax benefits from employee stock transactions from net income and net income available to common shareholders. Adjusted noninterest income, noninterest expenses and efficiency ratio remove the proforma effect of the adoption of the new accounting standard for revenue recognition, restructuring charges and one-time employee bonuses from noninterest income and noninterest expenses.

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollar amounts in millions)	2018	2017	2017	2017	2017

Tangible Common Equity Ratio:
Common shareholders' equity	$8,000	$7,963	$8,034	$7,985	$7,930
Less:
Goodwill	635	635	635	635	635
Other intangible assets	7	8	8	9	10
Tangible common equity	$7,358	$7,320	$7,391	$7,341	$7,285

Total assets	$72,335	$71,567	$72,017	$71,447	$72,976
Less:
Goodwill	635	635	635	635	635
Other intangible assets	7	8	8	9	10
Tangible assets	$71,693	$70,924	$71,374	$70,803	$72,331

Common equity ratio	11.06%	11.13%	11.16%	11.18%	10.87%
Tangible common equity ratio	10.26	10.32	10.35	10.37	10.07

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$8,000	$7,963	$8,034	$7,985	$7,930
Tangible common equity	7,358	7,320	7,391	7,341	7,285

Shares of common stock outstanding (in millions)	172	173	174	176	177

Common shareholders' equity per share of common stock	$46.38	$46.07	$46.09	$45.39	$44.69
Tangible common equity per share of common stock	42.66	42.34	42.39	41.73	41.05
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.